POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Deneen L. Donnley, Sylvia V. Dooley, William J. Kelleher, Teresa M. Connelly, and Edwin C. Opoku of
4 Irving Place, New York, NY, 10003, singly and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact to prepare, execute for, and on behalf of Brendan Cavanagh, in the undersigned's capacity as a director of Consolidated Edison, Inc. (the "Company") and submit to the U.S. Securities and Exchange Commission (the "SEC") Forms ID, 3, 4 and 5 (collectively, the "Forms") in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder including amendments thereto, and any other documents necessary or appropriate to obtain codes and access and submit the Forms to the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") enabling the undersigned to submit reports required by rules and regulations of the SEC. In addition, the undersigned hereby constitutes, appoints and authorizes the individual(s) listed in Annex A, singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned's EDGAR account.
The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation the Securities Act of 1933 and the Exchange Act.
This limited power of attorney will remain in full force and effect until the earlier of (i) the date the person authorized receives notice in writing of its revocation by the Company and
(ii) until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of September, 2025.

By:  /s/ Brendan Cavanagh

			Name: 	Brendan Cavanagh

			Title:  	Director




Annex A

Individual(s) authorized to act as EDGAR account administrator(s):

1. Sylvia V. Dooley
2. Teresa M. Connelly
3. William J. Kelleher
4. Denise Rallakis